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                                                                EXHIBIT 99.6

                                    (LOGO)

                              STANDARD MANAGEMENT

9 August 2002

Winterthur Life
General Guisan-Strasse 40
Winterthur

Winterthur Overseas (SAC) Ltd.
Corner House, 20 Parliament Street
Hamilton, HM 12, Bermuda

Dear Gentlemen:

1. We refer to the Purchase Agreement that we executed on 24 May 2002 regarding the acquisition of the shares issued by Premier Life (Luxembourg) S.A. ("PLL") and the assignment and transfer of the portfolio of insurance policies of Premier Life (Bermuda) Ltd. ("PLB") (the "Purchase Agreement"), as well as to the Service Agreement existing between PLL and PLB regarding the insurance services to be provided by PLL to PLB (the "Service Agreement").

2. Clause 6.1 of the Purchase Agreement shall be amended to read as follows:

         6.1 Date and Place

         Subject to Clause 4, Closing shall take place in Luxembourg as soon as reasonably practicable following fulfillment or waiver of the condition(s) set out in Clause 4.1 and 4.2 respectively, or at such other location, time or date as may be agreed between the Parties, it being agreed that for Taxation and accounting purposes Closing shall be with retroactive effect on the last day of the month preceding Closing for the sale of the Shares, and 12:01 a.m. Central European Time 1 July 2002 and 5:01 p.m. Eastern Standard Time 30 June 2002 for the assignment and transfer of the Transferred Portfolio; and it being further agreed that Closing of the sale of the Shares and Closing of the transfer of the Transferred Portfolio shall be considered individually for the purpose of this Clause.



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Winterthur Life
Winterthur Overseas (SAC) Ltd.
Page 2
9 August 2002


3. We, as indirect parent company of PLL, hereby agree and undertake to perform the terms and conditions of the Service Agreement for the services rendered by PLL for the Transferred Portfolio, at no cost to Winterthur Overseas (SAC) Ltd. until the Closing on the sale of the Shares.

4. The policy reserves for PLB remaining non-linked policies, and the amount of assets retained in support of these reserves, shall be based upon 30 June 2002 values as calculated by Tony Leandro and communicated in his letter of 7 August 2002 to Clive Griffiths and copied to Mark Alberts and Fintan Nunes. This reserve amount, USD$759,052, shall be adjusted for any benefits paid between 30 June 2002 and the date assets are transferred.


Sincerely,

STANDARD MANAGEMENT CORPORATION
on behalf of Sellers



Stephen M. Coons
Executive Vice President
Secretary and General Counsel




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COUNTERSIGNED FOR ACCEPTANCE AND APPROVAL BY
STANDARD MANAGEMENT FINANCIAL CORPORATION
STANDARD MANAGEMENT INTERNATIONAL S.AR.L.
PREMIER LIFE (BERMUDA) LTD.,
WINTERTHUR LIFE,
WINTERTHUR OVERSEAS LTD., AND
PREMIER LIFE (LUXEMBOURG) S.A.


SIGNED BY Mr. Stephen Coons                           )
Manager, and Mr. Patrick Whicher,                     )
Manager,                                              )
on behalf of Standard Management                      )
International S.ar.l.                                 )


SIGNED by Mr. Stephen Coons,                          )
Executive Vice President and Secretary,               )
on behalf of Standard Management                      )
Financial Corporation                                 )


SIGNED by Mr. Patrick Whicher,                        )
Managing Director,                                    )
on behalf of Premier Life (Bermuda) Ltd.              )


SIGNED by Mr. Peter Angehrn,                          )
Executive Board Member [Operations] and               )
Mr. Fintan Nunes, Head of Cross Border                )
Business,                                             )
on behalf of Winterthur Life                          )


SIGNED by Mr. Peter Angehrn,                          )
Executive Board Member [Operations] and               )
Mr. Fintan Nunes, Head of Cross Border                )
Business,                                             )
on behalf of Winterthur Overseas (SAC) Ltd.           )


SIGNED by Mr. Patrick Whicher,                        )
Director, and Mr. Stephen Coons,                      )
Director,                                             )
on behalf of Premier Life (Luxembourg) S.A.           )